UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2017

IMMUDYNE, INC.

 (Exact name of registrant as specified in its charter)

Delaware	333-184487	76-0238453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 244-1777

50 Spring Meadow Rd.
          Mount Kisco, NY 10549

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.

On October 1, 2017, Dr. Michael Borenstein was appointed to the Board of Directors of Immudyne, Inc (the “Company”). Dr. Borenstein is a board-certified dermatologist who specializes in medical and surgical dermatology, as well as the latest techniques in laser treatments and cosmetic dermatology. Dr. Borenstein received his Bachelor of Arts degree from Columbia University and his medical degree from the University of Miami School of Medicine. Dr. Borenstein joined Gardens Dermatology after completing his internship in internal medicine and residency in dermatology and cutaneous surgery at the University of Miami School of Medicine. Dr. Borenstein completed his Ph.D. in molecular and cellular pharmacology at the University of Miami. Dr. Borenstein is an active member of the American Medical Association, American Academy of Dermatology, Florida Society of Dermatology, the Florida Society of Dermatologic Surgeons, and the Palm Beach County Dermatology Society.

Dr. Borenstein entered into a customary director agreement with the Company, which provides, among other things, for a term of three years and a grant to Dr. Borenstein of a fully vested option for 100,000 shares of common stock of the Company exercisable at an exercise price of $0.35 per share. Additional options may be granted to Dr. Borenstein pursuant to the director agreement upon the Company achieving certain pre-tax revenue thresholds as specified therein. The foregoing description of Dr. Borenstein’s director agreement is qualified by reference to the full text of such agreement, which is filed herewith as Exhibit 10.1.

There are no family relationships between Dr. Borenstein and any director or other executive officer of the Company nor are there any transactions between Dr. Borenstein or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Dr. Borenstein and any other persons or entities pursuant to which Mr. Borenstein was appointed as a director of the Company.

Item 9.01.  Financial Statements and Exhibits

10.1	Director Agreement with Dr. Michael Borenstein, dated October 1, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUDYNE INC.
(Registrant)

Date: October 12, 2017	By:	/s/ Mark McLaughlin
	Name:	Mark McLaughlin
	Title:	Chief Executive Officer

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